Exhibit 10.2

PURCHASE AND EXCHANGE AGREEMENT

This PURCHASE AND EXCHANGE AGREEMENT (this “Purchase Agreement”), dated effective as of December 13, 2013, is by and among AMERICAN SHALE DEVELOPMENT, INC. (the “Company”) and each of the other undersigned Persons (each a “Holder”).

WHEREAS, the Holders are the holders of record warrants, dated as of April 26, 2012, as amended February 28, 2013 (as amended, the “Warrants”), exercisable for an aggregate 19,500 shares of the Company’s common stock;

WHEREAS, the Holder and the Company desire that the Company in part purchase for cash a portion of the Warrants from Holder, and, in part, to convert the remaining Warrants into additional loans under that certain Amended and Restated Credit Agreement, dated February 28, 2013 (the “Credit Agreement”), among the Company, Chambers Energy Management, LP, as the administrative agent (the “Agent”) and the lenders party thereto, as amended by Amendment to Amended and Restated Credit Agreement, December 13, 2013 (the “Amendment”); and

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

1. Repurchase and Exchange.

(a) The Company hereby purchases, and each Holder hereby sells, to the Company each Holder’s pro rata portion of Warrants exercisable for 3,250 shares of the Company’s common stock for a cash consideration equal to $1,500,000.00 (the “Cash Consideration”), as more particularly described in (d) below and on Schedule 1 hereto.

(b) The Company and each Holder agrees that its Warrants remaining after giving effect to the purchase referenced in clause (a) above, shall be exchanged and converted into its pro rata portion of additional Tranche A Term Loans (as such term is defined in the Credit Agreement) equal to $7,500,000.00 in aggregate principal amount, as more particularly described on (d) below and on Schedule 1 hereto and in the Amendment.

(c) Holder agrees that after giving effect to the repurchase and exchange referenced above, the Warrant will be terminated. In connection therewith, Holder will promptly return the Warrant to the Company marked cancelled. Upon the termination of the Warrant, any obligations of the Company under the Warrant, or the provisions of the Warrant incorporated into the Credit Agreement by reference, shall terminate.

(d) The Company agrees and acknowledges that (i) the Agent is holding, for the benefit of the Holders and the Company, $8,816,758.25, which amount constitutes the proceeds of the sale of certain assets of the Company, net of certain expenses, completed with the consent of the Lenders and in anticipation of this Purchase Agreement and the Amendment and (ii) upon the satisfaction or waiver of the conditions precedent to the Amendment, the Agent may distribute $1,500,000.00 from such proceeds to the Holders as the Cash Consideration provided that it returns to the Company the remaining the amount of $7,316,758.25 (the “Antero Net proceeds”).

(e) This Purchase Agreement is not effective or binding on either party hereto until the satisfaction or waiver of the condition precedent to the Amendment and the delivery to the Company of the Antero Net Proceeds, each of which must occur on or before December 20, 2013.

(f) The Holders represent and warrant that they own the Warrants, free and clear of any security interest and have the exclusive right to sell the Warrants. The Holders agree and acknowledge that immediately prior to the termination of the Warrants there was no default under the Warrants, or Default or Event of Default under the Credit Agreement arising out of any provision of the Warrants.

2. General Provisions.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) This Agreement may be executed in counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed and delivered by their respective duly authorized officers on the date first written above.

AMERICAN SHALE DEVELOPMENT, INC.

By:	/s/ John G. Corp
John G. Corp
President

HOLDERS:

CHAMBERS ENERGY CAPITAL, LP

By:	CEC Fund I GP, LLC, its general partner

By:	/s/ Guy Hoffman
Guy Hoffman
Managing Director

CHAMBERS ENERGY CAPITAL EXEMPT SPECIAL, LP

By:	CEC Fund I GP, LLC, its general partner

By:	/s/ Guy Hoffman
Guy Hoffman
Managing Director

CHAMBERS ENERGY CAPITAL EXEMPT, LP

By:	CEC Fund I GP, LLC, its general partner

By:	/s/ Guy Hoffman
Guy Hoffman
Managing Director

CECF II, LLC

By:	Chambers Energy Capital Foreign, LP, its sole member

By:	CEC Fund I GP, LLC, its general partner

By:	/s/ Guy Hoffman
Guy Hoffman
Managing Director

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